Exhibit 10.9
Amendment Number Two to NBT Bancorp Inc. Defined Benefit Pension Plan effective
                                January 1, 2002.


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                                 AMENDMENT #2 TO

                                NBT BANCORP INC.
                          DEFINED BENEFIT PENSION PLAN


Pursuant to Article 14.1 of the NBT Bancorp Inc. Defined Benefit Pension Plan ("the Plan") as amended and restated effective January 1, 2000, which provides for the amendment thereof when necessary, the Plan is hereby amended effective January 1, 2002, as follows:


ADD THE FOLLOWING NEW SECTION 1.32.1:

     "Opening Account Balance" means the initial bookkeeping account established as hereinafter provided as of January 1, 2002 with respect to an Employee who was a Participant in the Central National Bank, Canajoharie Pension Plan ("CNB Plan") as of December 31, 2001, when the CNB Plan merged with the Plan, and who became a Participant in the Plan in accordance with
     Section 2.1(b) as of January 1, 2002. Such Opening Account Balance shall equal the product of (a) and (b) below:

        (a) A lump sum amount equal to the "Actuarial Equivalent" lump sum present value at January 1, 2002 of the Employee's "Accrued Benefit" as of December 30, 2001;

        (b) The applicable percentage specified below, based upon the Employee's attained age and Years of Eligibility Service as of January 1, 2002:

                Years of Eligibility Service at January 1, 2002


          Attained Age at        Fewer               More
          January 1, 2002       Than 5   5 to 10   Than 10
          ---------------       -------  --------  --------
              30 or Less           100%      100%      100%

                31 - 40            100%      105%      105%

                41 - 55            100%      105%      110%

                Over 55            100%      105%      105%


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     For purposes of this Section 1.32.1, the terms "Actuarial Equivalent" and
     "Accrued Benefit" shall have the same meanings as such terms are defined in the CNB Plan, the terms of which are herein incorporated with respect to the benefits accrued there under as of December 30, 2001.


ADD THE FOLLOWING NEW SUBPARAGRAPH (C) TO SECTION 3.1:

          (c) When an Account is initially established for an Eligible Employee who was a participant in the CNB Plan on December 31, 2001 and who became a Participant as of January 1, 2002 in accordance with Section 2.1(b), such Participant's Account shall be credited with an Opening Account Balance as of January 1, 2002 in accordance with Section 1.32.1.


ADD THE FOLLOWING NEW SECTION 7.10:

7.10 Protected Benefits from CNB Plan
     --------------------------------

     Notwithstanding any provision contained herein to the contrary, a Participant who was also a participant in the CNB Plan on December 31, 2001 shall be entitled to receive a benefit from the Plan that is no less than the Participant's Accrued Benefit in the CNB Plan on December 30, 2001. Furthermore, such Participant shall be entitled to receive his Accrued Benefit from the CNB Plan at such time and in such manner as provided for under the CNB Plan, including all optional forms of payment.


The Employer consents to the foregoing amendment; and except as herein amended, the Plan is hereby ratified and confirmed.


                              NBT Bancorp Inc.


                              By:  /S/ Thomas Delduchetto
                                       Employer


                              Date:  10/28/02


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